Exhibit 32

SECTION 906 CERTIFICATION

The following statement is provided by the undersigned to accompany the foregoing Report on Form 10-QSB pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed filed pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law.

Each of the undersigned certifies that the foregoing Report on Form 10-QSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78) and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Broadway Financial Corporation as of and for the three and six months ended June 30, 2006.

Date: August 14, 2006	By:	/s/ Paul C. Hudson
Paul C. Hudson
Chief Executive Officer
Broadway Financial Corporation

Date: August 14, 2006	By:	/s/ Sam Sarpong
Sam Sarpong
Chief Financial Officer
Broadway Financial Corporation